UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported	February 14, 2003
Commission file number	1-5128

MEREDITH CORPORATION
(Exact name of registrant as specified in its charter)
IOWA	42-0410230
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1716 Locust Street, Des Moines, Iowa	50309-3023
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	515-284-3000

Item 5.	Other Events

On February 3, 2003, Mr. Edwin T. Meredith III, the Chairman of the Executive Committee of the Board of Directors of Meredith Corporation (the "Company"), passed away. As previously reported in, and as more fully described in, the Company's Proxy Statement relating to its November 11, 2002 Annual Meeting, Mr. Meredith had sole voting or investment power with respect to 13,200 shares of Common Stock of the Company, sole voting or investment power with respect to 6,992,172 shares of Class B Common Stock of the Company, shared voting or investment power with respect to 1,745,898 shares of Common Stock of the Company and shared voting or investment power with respect to 395,248 shares of Class B Common Stock of the Company. Each share of Class B Common Stock of the Company has ten votes per share on most matters, including the election of directors.

On February 13, 2003, Katherine C. Meredith, D. Mell Meredith Frazier and Edwin T. Meredith, IV, filed a Report on Schedule 13D (the "Schedule 13D') reporting their share ownership positions in the Company. Katherine C. Meredith is the widow of Edwin T. Meredith III, and D. Mell Meredith Frazier and Edwin T. Meredith IV are the children of Katherine C. Meredith and Edwin T. Meredith III. Ms. Frazier is a member of the Board of Directors of the Company and Director of Corporate Planning at the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEREDITH CORPORATION
Registrant

/s/ Suku V. Radia

Suku V. Radia
Vice President - Chief Financial Officer
(Principal Financial and Accounting Officer)

Date:	February 14, 2003